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Preliminary Information Statement

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Definitive Information Statement

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ANDEAN DEVELOPMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

ANDEAN DEVELOPMENT CORPORATION

(Name of Person(s) Filing Proxy Statement)

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ANDEAN DEVELOPMENT CORPORATION

17870 E. Castleton Street #335

City of Industy, California 91748

INFORMATION STATEMENT

Mailing Date:  September 10, 2005

We are not asking you for a proxy and you are

requested not to send us a proxy

General

This Information Statement is furnished to the holders of Common Stock, $.0001 par value per share (the "Common Stock"), of Andean Development Corporation (the "Company") on behalf of the Company in connection with a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to “Ever-Glory International Group, Inc.” or a similar name approved by the Board of Directors, to increase the number of authorized shares of common stock from 100,000,000 shares to up to 1,000,000,000 shares, to approve a 40-for-one forward stock split, and to ratify a previously effected 1-for-30 reverse split of the common stock which was effected in August 2005.  The amendments and forward stock split have already been approved and the reclassification has been ratified by the consent of persons holding 10,098,325 Shares, which is a majority of the 10,511,388 outstanding shares.  YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on September 10, 2005, which is the date of the consent action by shareholders approving the above actions, was fixed as the record date pursuant to Section 607.0704 of the Florida Business Corporation Act.

The voting securities of the Company are the shares of its Common Stock, of which 10,511,388 shares were issued and outstanding as of September 10, 2005.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting by shareholders.

Beneficial Ownership of Common Stock

Principal Shareholders, Directors and Officers.  The following table sets forth the beneficial ownership of the Company's Common Stock as of September 10, 2005 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder.

                 Amount of

Name and

Beneficial

Percent of

Address

Ownership(1)

Class

KANG Yi Hua,

President, Chief Executive Officer

6,319,246

  60.1%

and Secretary

YAN Xiao Dong, Director                           498,766

4.8%

SUN Jia Jun, Chief Operating

 Officer and Director

    230,200            2.1%

GUO Yan, Chief

  Financial Officer                                     0            0%

WEI Ru Qin, Director                              115,100

1.1%

LI Ning, Director                                 383,666

3.7

All officers  and directors

  as a group (6 persons)

7,546,978

71.8%

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

As of September 10, 2005, there were approximately 20 shareholders of record.

PROPOSAL NO. 1:

AMENDMENT OF ARTICLES OF INCORPORATION

NAME CHANGE

The stockholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company to Ever-Glory International Group, Inc.

The amendment will be filed with an effective date with the Florida Secretary of State no less than twenty days after the mailing of the Information Statement.

PROPOSAL NO. 2:

AMENDMENT OF ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED COMMON STOCK

The stockholders holding a majority of the common s

tock have approved an amendment to Article 4 of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to up to 1,000,000,000 shares. The number of authorized shares of preferred stock will be unchanged at 5,000,000 shares.

The Board of Directors has proposed the increase in authorized common stock in connection with the proposed  forward stock split (see proposal number 3 below). Although the Board of Directors has no current plans to make an acquisition or to effect any private or public offerings at this time, the increase in authorized common stock will provide the Board of Directors with the flexibility to for any opportunity that might arise in the future. Such future issuances will not require the approval of shareholders.

The amendment will be filed with an effective date with the Florida Secretary of State no less than twenty days after the mailing of the Information Statement.

PROPOSAL NO. 3:

FORWARD STOCK SPLIT

                The stockholders holding a majority of the common stock have approved a 40-for-1 forward stock split of the common stock. The record date, ex-dividend date and the payment date will be determined. In general, persons who own shares of common stock or have purchased shares by the close of business on the ex-dividend date will receive 39 new shares of common stock for each share owned as of the close of business on the ex-dividend date. The Company will issue a press release with respect to the record, ex-dividend and payment dates. With respect to shares held in brokerage accounts, shareholders’ accounts should be credited with the stock split or about the payment date.

                Each shareholder should consult its own tax advisor with respect to the tax effects of the forward stock split, but the Company’s understanding of the United States federal tax law is that the receipt of the stock dividend shares is not a taxable event for purposes of US federal income tax laws.

PROPOSAL NO. 4:

RATIFICATION OF RECLASSIFICATION OF COMMON STOCK  AND PRIOR INCREASE IN AUTHORIZED COMMON STOCK

The stockholders holding a majority of the common stock have ratified the Company’s 1-for 30 reverse stock split effected in August 2005, and an increase in the authorized common stock from 20,000,000 shares to 100,000,000 shares filed with the Florida Secretary of State in May, 2004. Although the Company believes that the reverse stock split was validly approved by the action of its Board of Directors, management believes it is prudent for stockholders to ratify the reverse split. Following the change of control which took place August 22, 2005, current management is unable to verify that such increase in authorized common stock was approved by shareholders. Although up to now the Company has not issued in excess of the 20,000,000 shares of common stock authorized prior to May 2004, management deems it prudent for the Company’s shareholders to ratify the 2004 amendment. The shareholder ratification will not cause any further reclassification of the common shares of the Company nor in itself any further amendment to the Articles of Incorporation other than the increase set forth in Proposal 2 above.